UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

                    Pursuant to Section 13 OR 15(d) of
                    The Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported) June 7, 2007

                           MOVIE GALLERY, INC.
         (Exact name of registrant as specified in its charter)

         Delaware                  0-24548            63-1120122
(State or Other Jurisdiction     (Commission         (IRS Employer
     of Incorporation)           File Number)       Identification No.)

             900 West Main Street
               Dothan, Alabama                            36301
   (Address of principal executive offices)             (Zip Code)

           Registrant's telephone number, including area code
                           (334) 677-2108
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.   REGULATION FD DISCLOSURE

On June 7, 2007, at the annual meeting of the stockholders (the "Annual Meeting") of Movie Gallery, Inc. (the "Company"), the Company's stockholders approved the election of Joe T. Malugen, H. Harrison Parrish, William B. Snow, John J. Jump and James C. Lockwood as members of the Company's Board of Directors. The Company's stockholders also ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending January 6, 2008. The Company's proposal to amend its Certificate of Incorporation to increase the number of authorized shares of common stock and preferred stock did not receive the approval of the Company's stockholders at the Annual Meeting.

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be "filed" for the purposes of
Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MOVIE GALLERY, INC.
Date: June 12, 2007


/S/ S. Page Todd
-----------------------------------
S. Page Todd
Executive Vice President, Secretary,
General Counsel and Chief Compliance
Officer